EXHIBIT (p) (2)
                       AON ADVISORS, INC. CODE OF ETHICS

                               AON ADVISORS, INC.

                                 CODE OF ETHICS






The Code of Ethics is given to all access persons of Aon Advisors, Inc. (the "Manager"), a registered investment advisor with the Securities and Exchange Commission. Those persons are generally required to file various written reports with the Manager, detailing their security holdings and security transactions and general compliance with the Code. Additionally, all trades executed by advisory persons of Aon Advisors must be pre-cleared.






February 23, 2000

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                               AON ADVISORS, INC.

                                 CODE OF ETHICS



1.       Purposes

This Code of Ethics has been adopted by Aon Advisors, Inc. (the "Manager"), in accordance with Rule 17j-l(c) under the Investment Company Act of 1940 (the "Investment Company Act"). Rule 17j-1 under the Investment Company Act generally proscribes fraudulent, deceptive or manipulative practices with respect to purchases or sales of securities held or to be acquired by clients of the Manager, if effected by certain persons affiliated with the Manager. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act and to prevent the above-referenced persons from engaging in any conduct prohibited by Rule 17j-l(b), as follows:

         It shall be wrongful for the Manager, or any affiliated person of the Manager, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired or sold, as defined herein, by any client of the Manager -

                  (1) To employ any device, scheme or artifice to defraud such client;

                  (2) To make to such client account any untrue statement of a material fact or omit to state to the Manager a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any such client account; or

                  (4) To engage in any manipulative practice with respect to any client accounts.

2.       Definitions

                  (a)      "Manager" means Aon Advisors, Inc.;

                  (b) "Access person" means any director, officer or advisory person of the Manager;

                  (c) "Advisory person" means (i) any employee of the Manager who in connection with his/her regular functions or duties, makes any recommendation, who participates in the determination of which recommendations shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who in connection with his/her regular functions or duties, obtains information regarding the purchase or sale of Covered Securities by any client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Manager who obtains information concerning recommendations made to client accounts with regard to the purchase or sale of Covered Securities by the Manager.

                  (d) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect ownership shall apply to all Securities which an access person has or acquires. (See Appendix A)

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                  (e)      "Control" means the power to exercise a controlling
                           influence over the management or policies of a company, unless such power is solely the result of holding an official position with such company.

                  (f) "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  (g) "Covered Security" shall have the meaning ascribed to the term "security" in Section 2(a) (36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies (i.e., mutual funds).

                  (h) "Initial public offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

                  (i) "Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

                  (j) "Purchase or sale of a Covered Security" includes, inter alia, the purchase or writing (sale) f an option to purchase or sell a Covered Security.

                  (k) "Security held or to be acquired or sold" by the client of the Manager means:

                                    (1)     Any Covered Security which, within
                                            the most recent (15) calendar days:

                                                     (A)      is or has been
                                                              held by the client
                                                              of the Manager or
                                                              any portfolio
                                                              thereof; or

                                                     (B)      is being or has
                                                              been considered
                                                              for purchase or
                                                              sale by the client
                                                              of the Manager or
                                                              any portfolio
                                                              thereof; and

                                    (2)     Any option to purchase or sell
                                            (write), and any security
                                            convertible into or exchangeable
                                            for, a Covered Security described in
                                            the foregoing clause (1) of this
                                            Section 2 (k).

3.       General Principles

The Manager recognizes that it owes a fiduciary duty to its clients. Consistent with that duty, no access person shall (a) place his/her personal interests ahead of those of clients, (b) conduct his/her personal Covered Securities transactions in a manner that is inconsistent with this Code of Ethics and creates an actual or potential conflict of interest or abuses his/her position of trust and responsibility or (c) take inappropriate advantage of his/her position with the Manager.

4.       Prohibited Purchases and Sales

                  (a) No access person (including advisory persons) shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

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                                    (1)     Is being considered for purchase or
                                            sale for any client account, or

                                    (2)     Is, on that date, being purchased or
                                            sold for any client account.

                  A Covered Security is "being considered for purchase or sale by any client" if a portfolio manager of the Manager intends to consummate a purchase or sale of that Covered Security within the next fifteen (15) calendar days.

                  (b)      No advisory person shall:

                                    (1)     Purchase securities in an initial
                                            public offering;

                                    (2)      Acquire securities in a limited
                                             offering prior to obtaining the
                                             written approval of the Manager's
                                             President (or, if the advisory
                                             person seeking approval is the
                                             Manager's President, one of the
                                             Manager's Senior Executive
                                             Directors).  Such approval shall be
                                             granted only if the appropriate
                                             person determines that (a) the
                                             purchase is not one which should be
                                             reserved for any client account and
                                             (b) the opportunity to purchase the
                                             security was not offered to the
                                             advisory person because of his or
                                             her position with the Manager. The
                                             Manager shall maintain copies of
                                             any written approvals that are
                                             granted in accordance with the
                                             requirements of Section 12 (b).


5.       Pre-Clearance of Personal Covered Securities Transactions

                  (a) No advisory person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership until the proposed purchase or sale has been reviewed and approved ("pre-cleared") by the applicable portfolio managers of any client portfolios that are authorized to purchase Covered Securities of the same type. If a portfolio manager of a client portfolio wishes to purchase or sell a Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, he/she shall pre-clear the transaction with all of the other applicable portfolio managers of any client portfolios that are authorized to purchase Covered Securities of the same type (and in no event shall such portfolio manager obtain preclearance from less than two other portfolio managers).

                  (b) The portfolio managers (or, if appropriate, the President of the Manager) shall grant a pre-clearance authorization to purchase or sell a Covered Security if they determine that the proposed transaction does not involve a Covered Security that is being purchased or sold by any client accounts (including a Covered Security that has been purchased or sold by any client accounts within one (1) business day prior thereto) or is being considered for purchase or sale by any client account, as defined in Section 4(a).

                  (c) A pre-clearance authorization to purchase or sell a Covered Security shall remain valid for a period of five (5) business days. If the purchase or sale transaction is not completed within that five (5) business day period the advisory person must have the proposed transaction pre-cleared again. This re-approval requirement shall apply to transactions involving market orders as well as transactions involving orders to purchase or sell Covered Securities at a specific price (or better).

                  (d) The portfolio managers and the President of the Manager (or his/her representative) shall maintain records of all proposed personal Covered Securities transactions which they

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                           have pre-cleared for advisory persons. Those records
                           shall list the name of the advisory person, the indicated intent to purchase or sell, the name and amount of the security involved in the transaction, and the date on which the pre-clearance authorization was granted.

6.       Exempted Transactions

The prohibitions of Section 4(a) and the pre-clearance requirements of Section 5 of this Code shall not apply to:

                  (a) Purchases or sales effected in any account over which the individual has no direct or indirect influence or control.

                  (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any client account.

                  (c)      Purchases or sales which are nonvolitional.

                  (d) Purchases which are part of an automatic dividend reinvestment plan.

                  (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (f) Purchases of securities of Aon Corporation from, or sales of securities of Aon Corporation to, Aon Corporation; or purchases or sales of Aon Corporation common stock in amounts not exceeding 5,000 shares per business day.

                  (g) Purchases or sales of direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies (i.e. mutual funds).

                  (h) Purchases or sales of Covered Securities included in the Morgan Stanley REIT Index in amounts not exceeding 1% of the ten-day average daily trading volume of the Covered Securities on the date of purchase or sale, provided that this exemption shall apply solely in the case where the prohibitions of
                           Section 4(a) or the pre-clearance requirements of
                           Section 5 of this Code would otherwise apply due to purchases or sales, or purchases or sales which are being considered, by the Aon Funds REIT Index Fund, and shall not apply in the case where such prohibitions or pre-clearance requirements would apply due to purchases or sales, or purchases or sales which are being considered, by any other client of the Manager.

7.       Prohibited and Required Disclosures

                  (a)      No access person shall:

                                    (1)     Reveal to any other person (except
                                            in the normal course of his or her
                                            duties on behalf of the Manager) any
                                            information regarding the Manager's
                                            securities transactions or
                                            consideration by the Manager of any
                                            such securities transaction.

                                    (2)     Recommend any securities transaction
                                            without having disclosed his or her
                                            interest, if any, in such securities
                                            or the issuer thereof, including
                                            without limitation (i) his or her
                                            direct or indirect beneficial
                                            ownership of any securities of such
                                            issuer, (ii) any contemplated
                                            transaction by

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                                            such person in such securities,
                                            (iii) any position with such issuer
                                            or its affiliates and (iv) any
                                            present or proposed business
                                            relationship between such issuer or
                                            its affiliates, on the one hand, and
                                            such person or any party in which
                                            such person has significant
                                            interest, on the other.

                  (b) Every advisory person who serves on the board of directors of a publicly traded company shall disclose that fact to the President of the Manager (or, if the disclosing person is the Manager's President, one of the Manager's Senior Executive Directors). Additionally, prior to causing a client account to purchase or sell a security of the company for which he/she serves as director, the advisory person shall have the proposed transaction reviewed and approved by the President of the Manager (or, if the advisory person seeking approval is the Manager's President, one of the Manager's Senior Executive Directors). In seeking such review and approval, the advisory person shall disclose the fact that he/she is a director of the company whose securities are proposed to be purchased or sold.

8.       Reporting

                  (a) Unless excepted by Section 8(b), every access person of the Manager shall report to the Manager as follows:

                               (1) Initial Holdings Reports. No later than ten (10) calendar days after the person becomes an access person, the following information:

                                                (A)      The title, number of
                                                         shares or ownership
                                                         interest or principal
                                                         amount of each Covered
                                                         Security in which the
                                                         access person had any
                                                         direct or indirect
                                                         beneficial ownership
                                                         when the person became
                                                         an access person;

                                                (B)      The name of any broker,
                                                         dealer or bank with
                                                         whom the access person
                                                         maintained an account
                                                         in which any Covered
                                                         Securities were held
                                                         for the direct or
                                                         indirect benefit of the
                                                         access person as of the
                                                         date the person became
                                                         an access person; and

                                                (C)      The date that the
                                                         report is submitted by
                                                         the access person.

                               (2) Quarterly Transaction Reports. No later than ten (10) calendar days after the end of each calendar quarter, the following information:

                                                (A)      With respect to any
                                                         transaction during the
                                                         quarter in a Covered
                                                         Security in which the
                                                         access person had any
                                                         direct or indirect
                                                         beneficial ownership:

                                                         (i)   The date of the
                                                               transaction, the
                                                               title, the number
                                                               of shares or
                                                               ownership
                                                               interest, or the
                                                               principal amount
                                                               of each Covered
                                                               Security
                                                               involved;

                                                         (ii)  The nature of the
                                                               transaction
                                                               (i.e., purchase,
                                                               sale or any other
                                                               type of
                                                               acquisition or
                                                               disposition);

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                                                         (iii) The price of the
                                                               Covered Security
                                                               at which the
                                                               transaction was
                                                               effected;

                                                          (iv) The name of the
                                                               broker, dealer or
                                                               bank with or
                                                               through which the
                                                               transaction was
                                                               effected; and

                                                          (v)  The date that the
                                                               report is
                                                               submitted by the
                                                               access person.

                                                (B)      With respect to any
                                                         account established by
                                                         the access person in
                                                         which any Covered
                                                         Securities were held
                                                         during the quarter for
                                                         the direct or indirect
                                                         benefit of the access
                                                         person:

                                                          (i)  The name of the
                                                               broker, dealer or
                                                               bank with whom
                                                               the access person
                                                               established the
                                                               account;

                                                          (ii) The date the
                                                               account was
                                                               established; and

                                                         (iii) The date that the
                                                               report is
                                                               submitted by the
                                                               access person.

                               (3)  Annual Holdings Reports.  Annually, the
                                    following information (which information must be current as of a date no more than thirty (30) calendar days before the report is submitted):

                                            (A)      The title, number of
                                                     shares, or ownership
                                                     interest, or principal
                                                     amount of each Covered
                                                     Security in which the
                                                     access person had any
                                                     direct or indirect
                                                     beneficial ownership;

                                            (B)      The name of any broker,
                                                     dealer or bank with whom
                                                     the access person maintains
                                                     an account in which any
                                                     securities are held for the
                                                     direct or indirect benefit
                                                     of the access person; and

                                            (C)      The date that the report is
                                                     submitted by the access
                                                     person.

                               (b)  (1)     An access person shall not be
                                            required to make a report under
                                            Section (8)(a) with respect to
                                            transactions effected for, or
                                            Covered Securities held in (i) any
                                            account over which such person does
                                            not have any direct or indirect
                                            influence or

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                                            control (whether or not such access
                                            person has any direct or indirect
                                            beneficial ownership of such
                                            account) or (ii) any account over
                                            which such person has direct or
                                            indirect influence or control if
                                            such person does not have any direct
                                            or indirect beneficial ownership of
                                            such account.

                                    (2)     An access person need not make a
                                            quarterly transaction report under
                                            Section 8(a)(2) if all the
                                            information in the report would
                                            duplicate information required to be
                                            recorded under Rule 204-2(a)(12) or
                                            (13) of the Investment Advisers Act
                                            of 1940 or if the report would
                                            duplicate information contained in
                                            broker trade confirmations or
                                            account statements received by the
                                            Manager with respect to the access
                                            person in the time period required
                                            by Section 8(a)(2), if all of the
                                            information required by such Section
                                            is contained in the broker trade
                                            confirmations or account statements,
                                            or in the records of the Manager.

                           (c) The Manager shall institute procedures by which appropriate management or compliance personnel review the reports required by
                                    Section 8(a).

                           (d) The Manager shall identify all access persons who are required to make the reports required by Section 8(a) and shall inform those access persons of their reporting obligation.

                           (e) Any report required by Section 8(a) may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

9.       Gifts

No access person shall accept, directly or indirectly, any gift, favor or service of significant value from any person with whom he or she transacts business on behalf of the Trust under circumstances where to do so would conflict with the client's best interest or would impair the access person's ability to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of any client account.

10.      Sanctions

Upon discovering a violation of this Code, the President of the Manager (or, with respect to violations by the President, the Board of Directors of the Manager or the Board of Directors of Aon Corporation) may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or termination of the employment of the violator.

11.      Administration of Code of Ethics.

The Manager shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the applicable codes of ethics.

12.      Recordkeeping Requirements.

                  (a) The Manager shall, commencing with the date of adoption of this code of ethics, at the principal place of business of the Manager, maintain records in the manner and to the extent set out in this Section 13:

                                    (1)     A copy of each code of ethics for
                                            the organization that is in effect,
                                            or at any time within the past five
                                            years was in effect, shall be
                                            maintained in an easily accessible
                                            place;

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                                    (2)     A record of any violation of the
                                            code of ethics, and of any action
                                            taken as a result of the violation,
                                            shall be maintained in an easily
                                            accessible place for at least five
                                            years after the end of the fiscal
                                            year in which the violation occurs;

                                    (3)     A copy of each report made by an
                                            access person as required by Section
                                            8(a), including any information
                                            provided in lieu of the reports
                                            under Section 8(b)(2), shall be
                                            maintained for at least five years
                                            after the end of the fiscal year in
                                            which the report is made or the
                                            information is provided, the first
                                            two years in an easily accessible
                                            place;

                                    (4)     A record of all persons, currently
                                            or within the past five years, who
                                            are or were required to make reports
                                            under Section 8(a), and who are or
                                            were responsible for reviewing these
                                            reports, must be maintained in an
                                            easily accessible place; and

                                    (5)     A copy of each report required by
                                            Section 12(b) must be maintained for
                                            at least five years after the end of
                                            the fiscal year in which it is made,
                                            the first two years in an easily
                                            accessible place.

                  (b) The Manager shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by advisory persons of securities under Section 4(b)(2) (limited offerings), or to grant advisory persons a waiver of the prohibition contained in Section 4(b)(1) (initial public offerings), for at least five years after the end of the fiscal year in which the approval or waiver, as applicable, is granted.

13.      Exempted Advisory Persons

Advisory persons who are employed by a sub-advisor of the Manager will not be
subject to this Code of Ethics so long as: (a)      the sub-advisor employing
the advisory person has adopted a code of ethics that complies with the requirements of Rule 17j-l of the Investment Company Act and the advisory person has been provided with a copy of that code of ethics,

                  (b) the advisory person is reporting his/her personal securities transactions to the sub-advisor as required by Rule 17j-l(d) of the Investment Company Act,

                  (c) the sub-advisor reports all violations of its code of ethics to the President of the Manager.


                                   Appendix A

The term "beneficial ownership" of securities includes not only ownership of securities held by an access person for his or her name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a member, and securities owned by any corporation which he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an access person for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators of estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

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Securities held in the name of another should be considered as "beneficially"
owned by an access person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse or their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expense which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

An access person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

An access person also is regarded as the beneficial owner of securities held in the name of the spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.